Exhibit 99.1

NEWS RELEASE

GP Strategies Announces Leadership Changes
Scott Greenberg to Step Down from CEO Role, Remain as Chairman and Senior Advisor
Adam Stedham Appointed Interim CEO and Elected to Board of Directors

Columbia, MD. June 15, 2020 - GP Strategies Corporation (the “Company”) (NYSE: GPX) announced today that Scott N. Greenberg is stepping down from his role as CEO of the Company and will remain as Chairman of the Board of Directors and as a Senior Advisor to the Company. Adam H. Stedham, currently the President of GP Strategies and a 23-year veteran of the Company, has been appointed by the Board of Directors as Interim Chief Executive Officer and elected as a member of the Board, effective June 9, 2020. Mr. Stedham also will continue in his role as President.
Samuel D. Robinson, lead independent director of the Company, said, "On behalf of the Board of Directors, we thank Scott for his huge contributions to GP Strategies during his nearly 40 years of service, including the last 15 years as Chief Executive Officer. Because of his efforts, the Company is well positioned to successfully navigate the current difficult environment and we are glad to be able to continue to benefit from his experience and expertise in his roles as Chairman of the Board and Senior Advisor. We look forward to the continuity provided by Adam's appointment. Adam is an accomplished and respected leader who has played a leadership role in the Company in the last several years and is well known to shareholders, customers and business partners. Adam has also been a key contributor to our global efforts to address the COVID-19 pandemic and its economic effects."
Mr. Stedham has served as President of the Company since November 2017, after serving as a Senior Vice President of the Company since 2012 and as a Vice President since 2008. Mr. Stedham has served in roles of increasing responsibility since joining the Company in 1997, including leading various service lines, managing the Asia Pacific region, and leading business development initiatives in multiple industries.
Mr. Stedham said, "It is an honor to have the opportunity to lead this great company. I am confident that we are well positioned for growth as we move the company forward. Together with GP Strategies’ management team, my first priorities will be the safety of our employees and reinforcing the Company's strong balance sheet, while focusing on our growth potential and plans. I am also eager to work closely with the Board, our management team, employees and business partners to build upon the strong position GP Strategies has in the industry and to capitalize on additional opportunities for growth and innovation."
About GP Strategies
GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of training, digital learning solutions, management consulting, and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting, and business improvement services customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information can be found at gpstrategies.com.

Forward Looking Statement
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2020 GP Strategies Corporation. All rights reserved. GP Strategies and GP Strategies with logo design are registered trademarks of GP Strategies Corporation.
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C O N T A C T S:

Adam H. Stedham	Michael R. Dugan	Ann M. Blank
Interim CEO & President	Chief Financial Officer	Investor Relations
317-366-7595	443-367-9627	443-367-9925

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